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                                                              Exhibit 99.2(k)(2)


                                ESCROW AGREEMENT

     Escrow Agreement (the "Agreement") made as of this 30th day of June, 2002 by and between Morgan Stanley Institutional Fund of Hedge Funds LP, a Delaware limited partnership (the "Fund"), Morgan Stanley Alternative Investment Partners LP, the Fund's general partner (the "Sponsor"), Morgan Stanley AIP GP LP, the Fund's investment adviser (the "Investment Adviser"), and STATE STREET BANK AND TRUST COMPANY (the "Escrow Agent").

     WHEREAS, the Fund has been formed as a limited partnership under the laws of the State of Delaware and is registered under the Investment Company Act of 1940 the ("1940 Act") as a closed-end, non-diversified, management investment company; and

     WHEREAS, the Fund is offering limited partnership interests (the "Interests") in the Fund in accordance with the terms and provisions of that certain Private Placement Memorandum dated April 5, 2002 as amended or supplemented from time to time (the "Memorandum"); and

     WHEREAS, each person desiring to subscribe (a "Subscriber") for one or more Interests (a "Subscription") will deliver an executed Subscription Agreement with acknowledgement, as set forth on the signature page thereof, of the Escrow Account and by wire of immediately available funds, an amount equal to the Subscriber's initial contribution to the Fund as described in the Memorandum, as required by the Subscription Agreement (a "Payment"); and

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     WHEREAS, a Subscriber may send in additional funds ("Additional Funds") for the purchase of Interests in a minimum amount of ONE HUNDRED THOUSAND DOLLARS ($100,000) or such lesser amount as agreed to by the General Partner upon prior notice to the Fund and to the Escrow Agent by wire with an appropriate identification of Subscriber and Fund; and

     WHEREAS, the Fund will accept and hold in escrow Payments received from Subscribers until the Closing Date (as defined in the Memorandum), which may be postponed as otherwise provided in the Memorandum, or the Fund may be liquidated at which time or event the funds so held in escrow, together with income accrued thereon, will either be returned to Subscribers (in the event of a liquidation) or delivered to the Fund (in the event the Fund holds its Closing Date), as applicable, on the terms set forth herein; and

     WHEREAS, the Fund will accept and hold in escrow Additional Funds from its limited partners until the closing related to the Interests being purchased by such Additional Funds occurs, at which time the Additional Funds so held in escrow, together with the interest accrued thereon, will be delivered to the Fund and to the extent not all of the offer to purchase Interests is accepted, the Additional Funds related to such portion shall be returned to Subscribers as set forth herein; and

     WHEREAS, the Fund desires to establish an escrow account with the Escrow Agent into which the Payments and Additional Funds will be deposited, to be held, administered and disposed of by the

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Escrow Agent in accordance with the terms of this Agreement; and

     WHEREAS, the Escrow Agent is willing to hold, administer and disburse such Payments and Additional Funds in accordance with the terms hereof;

     NOW THEREFORE, in consideration of the premises and the mutual promises herein contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Escrow Account. All Payments and Additional Funds delivered to the
        --------------
Escrow Agent shall be held in accordance with the terms of this Escrow Agreement. Payments and Additional Funds shall be made payable to State Street Bank and Trust Company as Escrow Agent for the Morgan Stanley Institutional Fund of Hedge Funds LP.

     2. Investment of Funds. The Escrow Agent shall invest all Payments and
        -------------------
Additional Funds deposited with it and any income earned thereon (the "Escrow Fund") daily (except as otherwise set forth in a relevant Subscription Agreement) in Euro time deposits of an affiliate of the Escrow Agent or such other banks, having minimum deposits of $100 million. The Escrow Agent will record the interest earned, if any, and shall add that interest as an additional contribution to the Fund. The Escrow Agent shall issue an IRS Form 1099 or 1042, if applicable, to each Subscriber with respect to interest earned.

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     3. Distributions.
        -------------

        3.1 Rejection of Subscriber: If at any time the Fund shall notify the
            -----------------------
Escrow Agent in writing that any Subscription for Interests received from a Subscriber has not been accepted in whole or in part, then the Escrow Agent shall promptly deliver to that Subscriber, at such Subscriber's address as specified in such Subscriber's Subscription Agreement, his Payment or Additional Funds (or that portion thereof representing the Payment or Additional Funds for Interests as to which his Subscription has been rejected) together with all income earned thereon through the date the Escrow Agent returns such payment. Notwithstanding the foregoing, in the event a portion of the Additional Funds has not been accepted, then all income earned on the Additional Funds together with the portion of the Additional Funds not accepted will be delivered to the Subscriber.

        3.2 Closing; Termination: Upon the earliest to occur of (x) the Sponsor
            --------------------
to hold a Closing Date or a closing for additional Interests or (y) the determination by the Sponsor to liquidate the Fund or (z) the fulfillment of any other escrow termination conditions defined in the Memorandum, the Fund shall provide the Escrow Agent with a written notice thereof, which notice shall specify (i) that (r) the Closing Date has occurred with respect to the Payment or a closing has occurred with respect to r the Additional Funds or (s) the Fund is to be liquidated, or (t) an escrow termination condition was satisfied, as applicable; and (ii) either (a) if such notice specifies all or such portion

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of the escrow should be terminated pursuant to clauses (r) or (t) above, the
Escrow Fund, including any income earned, shall be delivered to the Fund or its duly authorized custodian for investment pursuant to the Memorandum, the Subscription Agreement and the Partnership Agreement or the Fund or its duly authorized custodian for investment as described above or if such notice specifies that all or such portion of the escrow should be terminated pursuant to clause (s) above, Escrow Agent shall distribute the Escrow Fund and any income earned to the Subscribers, pro rata.

     Upon the Escrow Agent receiving such notice as described above, the Escrow Agent shall promptly, but in any event within five (5) business days, deliver the Escrow Fund, together with any income accrued thereon, as directed in such notice.

     3.3 Withdrawal of Offering: In the event that the offering of the Interests
         ----------------------
is withdrawn for any reason, then the Fund shall so notify the Escrow Agent in writing, and the Escrow Agent, upon receipt of such written notice, shall immediately make distributions from the Escrow Fund and pay over or deliver to all Subscribers at their respective addresses (as set forth in their respective Subscription Agreements) their respective Payments, together with any income earned thereon, pro rata.

     3.4 Lack of Instructions: If, by five (5) business days after the business
         --------------------
day to which the Sponsor has postponed the Closing Date as described in the Memorandum, the Escrow Agent has not received instructions for the disbursement of the Escrow Fund,

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then the Escrow Agent shall make distributions from the Escrow Fund and pay over or deliver to all the Subscribers at their respective addresses (as set forth in their respective Subscription Agreements) their respective Payments, together with the income earned thereon, pro rata.

     4.   Duties of the Escrow Agent.
          --------------------------

          4.1  In General: Nothing herein contained shall be deemed to obligate
               ----------
the Escrow Agent to deliver any document, or to pay or transfer any monies hereunder, unless the same shall have been first received by the Escrow Agent pursuant to the provisions of this Agreement. The Escrow Agent shall not be responsible in any manner for the validity or sufficiency of any document received by it hereunder or for any agreements referred to or described herein, including without limitation the Memorandum, or for any of the provisions thereof, and may rely on any document purported to be in connection with this Agreement so long as that document does not on its face appear invalid or insufficient. The Escrow Agent shall have no duty or obligation to collect any amounts at any time due in respect of any Payments deposited with it except for collection in the ordinary course of its banking business, and shall not be responsible for any defaults thereunder or hereunder by any other party, or for the application of any funds received by it from the Subscribers for Interests after payment of such funds by it to the Fund as herein provided.

          4.2  Other Persons: The Escrow Agent shall not be bound or in any way
               -------------
affected by circumstances affecting or alleged

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to affect the rights or liabilities of the parties hereto other than as set forth in this Agreement, or affecting or alleged to affect the rights or liabilities of any other person.

          4.3  Consultation with Counsel: The Escrow Agent may consult with
               -------------------------
counsel (including in-house counsel) and shall be fully protected with respect to any action or delay of action taken in good faith by it in accordance with the advice of such counsel.

     5.   Exculpation and Indemnification of the Escrow Agent.
          ---------------------------------------------------

          5.1  Limitation of Duties: The Escrow Agent shall have no duties or
               --------------------
responsibilities other than those expressly set forth in this Agreement. The Escrow Agent shall have no duty to enforce any obligation of any person, other than the Escrow Agent (except as to enforce any rights of the Fund under this Agreement), or to direct or enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to anyone by reason of any failure on the part of any party hereto other than itself or any maker, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. Except for this Agreement and any instructions pursuant to this Agreement, the Escrow Agent shall not be obligated to recognize any agreement between any or all of the persons referred to herein, notwithstanding its knowledge thereof, other than the Memorandum and the Partnership Agreement (only to the extent terms or particular duties of the Escrow Agent are described herein. See 7.).

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          5.2  Exculpation Relating to Escrow Agent's Actions: The Escrow Agent
               ----------------------------------------------
shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provision, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent, acting reasonably, to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected by such notice, demand, waiver or modification, unless the Escrow Agent shall have given its prior written consent thereto.

          5.3  Exculpation Relating to Documents: The Escrow Agent shall not be
               ---------------------------------
responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, other than documents prepared by the Escrow Agent itself, or of the signature or endorsement thereon, or for any

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description therein, so long as in each such case the same does not appear in the judgment of the Escrow Agent, acting reasonably, on its face to be invalid or insufficient; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document (so long as the document does not appear in the judgment of the Escrow Agent, acting reasonably, on its face to be invalid or insufficient) or property, including cash and cash equivalents. The Escrow Agent shall not be liable for any loss that may be incurred by reason of any investment of any monies that it holds hereunder provided that the investment is authorized by Section 2 of this Agreement.

          5.4 Exculpation Relating to Assumptions: In the absence of written
              -----------------------------------
notice to the contrary from the proper person or persons, the Escrow Agent shall have the right to assume that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred without incurring liability for any action taken or omitted in good faith and in the exercise of its own best judgment, all in reliance upon such assumption.

          5.5  Taxes & Tax Indemnification: To the extent that the Escrow Agent
               ---------------------------
becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the funds held hereunder, the Escrow Agent may pay such taxes and will notify the Subscriber of same in the normal course of business.

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The Escrow Agent shall be indemnified and held harmless against any liability for taxes in respect of Payments deposited in the Escrow Fund and for any penalties or interest in respect of taxes (other than penalties or interest from the Escrow Agent's failure to pay taxes in respect of payments for which it has been authorized or provided with funds to pay), or against any liability for the payment of investment income, in the manner provided herein, provided, however, the Sponsor shall in no event be liable for taxes imposed on the Escrow Agent in respect of any consideration paid for its services hereunder.

     The Fund agrees (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Escrow Funds or performance of other activities under this Agreement,
(ii) that the Escrow Agent will withhold taxes, assessments or other governmental charges based upon Internal Revenue Service Form W-9 or the relevant W-8 provided to it on behalf of the Subscriber, and (iii) to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with or relating to any payment made or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same (other than , however, taxes, assessments,

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additions for late payment, interest, penalties, expenses and other governmental charges, (x) arising from the Escrow Agent's failure to pay any of the foregoing in respect of which it has been authorized or provided funds to pay or (y) assessed against the Escrow Agent in respect of any consideration paid for its services hereunder), and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties; provided that the Escrow Agent has either properly withheld taxes based on information from the Fund or the relevant Subscriber or followed instructions of the Fund. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

          5.6  Indemnification: The Escrow Agent shall be indemnified and held
               ---------------
harmless by the Fund, from and against any "expenses" or "losses" (as such terms are defined in this Section 5.6) suffered by the Escrow Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or in any way relates to this Agreement, the services of the Escrow Agent hereunder or any income earned from investment of the Escrow Fund; provided that such loss or expense shall not have resulted from willful misconduct, fraud or gross negligence of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim of the commencement of any action, suit, or proceeding, the Escrow Agent shall, if the claim in

                                       11

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respect thereof is to be made against the Fund, notify the Fund thereof in writing; but the failure of the Escrow Agent to give such notification shall not relieve the Fund from any liability which it may have to the Escrow Agent hereunder unless the failure to give notice shall materially impair the Fund's ability to defend such claim. For the purposes hereof, the terms "expenses" or "losses" as such terms are defined in this Section 5.6 shall include all amounts paid or payable to satisfy any claim or liability, or paid in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable counsels' fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

     6.   Authorized Representation. Any written instructions or other notice
          -------------------------
provided for under this Agreement to be delivered by the Fund shall be signed by the authorized officers, identified on the Certificate of Incumbency attached hereto, as representatives of the Fund.

     7.   Exculpation; Fees and Expenses. The Fund acknowledges and agrees that
          ------------------------------
the Escrow Agent (i) in no event be liable for special or consequential damages even if the Escrow Agent has been informed of their likelihood; (ii) shall not be responsible for any of the agreements referred to or described herein (including without limitation the Memorandum, Subscription Agreement or any filings made with respect to them, or for

                                       12

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determining or compelling compliance therewith, and shall not otherwise be bound thereby, (iii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Escrow Agreement on its part to be performed, each of which are ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iv) shall not be obligated to take any legal or other action hereunder which might in its best judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, and (v) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof.

     The Escrow Agent shall be entitled to reimbursement from the Fund for all expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all agents and reasonable counsel fees and disbursements, expenses of wire transfers, and all taxes or other governmental charges.

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     8.   Resignation: Successor Escrow Agent.
          -----------------------------------

          8.1  Resignation: The Escrow Agent may resign at any time by giving
               -----------
thirty (30) business days' prior notice of such resignation to the Fund. Thereafter, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Fund. In such event, the Escrow Agent shall not take any action until the Fund has designated a banking corporation, trust company or attorney as successor escrow agent (the "Successor Escrow Agent") and has executed with such Successor Escrow Agent an escrow agreement to succeed this Agreement. Upon receipt of instructions to that effect, the Escrow Agent shall promptly deliver the Escrow Fund to such Successor Escrow Agent and shall thereafter have no further obligations hereunder.

          8.2  Termination of Escrow Agent: The Fund may terminate the
               ---------------------------
appointment of the Escrow Agent hereunder upon at least thirty (30) business days' notice specifying the date upon which such termination shall take effect. In the event of such termination, the Fund shall within thirty (30) days of such notice appoint a Successor Escrow Agent and execute with such Successor Escrow Agent an escrow agreement to succeed this Agreement. Upon notice from the Fund, the Escrow Agent shall turn over to such Successor Escrow Agent the Escrow Fund. If no Successor Escrow Agent is appointed, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Fund, unless ordered to act as directed by the orders of a court of competent jurisdiction.

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     9.   Termination of this Agreement. This Agreement shall terminate upon the
          -----------------------------
distribution of all of the Escrow Fund pursuant to this Agreement unless the parties decide to continue this Agreement, in which case, the parties hereto shall set a new termination date; provided, however, that this Agreement will expire upon termination of the Fund; provided further, however, that the indemnification and reimbursement provisions of Sections 5 and 7 of this Agreement shall survive any termination of this Agreement.

     10.  Notice. Any notice required or desired to be given to any other party
          ------
hereto shall be in writing, shall be delivered personally, by telecopy, or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or telexed, or, if mailed, two days after the date of mailing, as follows:

     If to the Escrow Agent:

          State Street Bank and Trust Company
          One Enterprise Drive
          North Quincy, Massachusetts 02171
          Attn: Michelle Loranger, Transfer Agent Operations
          Telecopy: 617 985 9626

     If to the Fund:

          Morgan Stanley Institutional Fund of Hedge Funds LP
          One Tower Bridge
          100 Front Street, Suite 1100
          West Conshohocken, PA 19428-2881
          Attn: Treasurer
          Telecopy: 610 260 7171

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

     If to the Sponsor:

          Morgan Stanley Alternative Investment Partners LP
          One Tower Bridge
          100 Front Street, Suite 1100
          West Conshohocken, PA 19428-2881
          Attn: Chief Operating Officer
          Telecopy:610 260 7171

     Wiring Instructions to Escrow Agent. Any funds to be paid to the Escrow
     -----------------------------------
Agent hereunder shall be sent by wire transfer pursuant to the following instructions:

     Bank : State Street Bank and Trust Company

             011000028
     ABA #: _________________________

             4791-756-2
     A/C #: _________________________
     Attn:  Michelle Loranger, Transfer Agent Operations
     Ref: Morgan Stanley Institutional Fund of Hedge Funds LP

     11.  Force Majeure. The Escrow Agent shall not be responsible for delays or
          -------------
failures in performance resulting from acts beyond its reasonable control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, market disruption, computer viruses, power failures, earthquakes or other disasters.

     12.  Representations and Warranties.
          ------------------------------

          12.1 The Fund represents and warrants to the Escrow Agent that it is a limited partnership duly established under the laws of Delaware. The Fund covenants and agrees with the Escrow Agent that it will promptly notify the Escrow Agent of any change in its limited partnership form or in the person serving as its general partner.

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     12.2  The Sponsor represents and warrants to the Escrow Agent that (i) it is the sole general partner of the Fund and that it is a limited partnership duly established under the laws of the Delaware; and (ii) that the Fund's Partnership Agreement does not limit the liabilities of the Sponsor to the Fund or the other partners of the Fund and, accordingly, the Sponsor is ultimately liable for the liabilities of the Fund to the extent such liabilities are not satisfied by the Fund out of its assets. The Sponsor covenants and agrees with the Escrow Agent that it will promptly notify the Escrow Agent of any change in the members of its limited partnership or in the form of the person serving as its general partner.

     12.3 The Investment Adviser represents and warrants to the Escrow Agent that (i) it is the sole general partner of the Sponsor and that it is a limited partnership duly established under the laws of the Delaware; and (ii) that the Sponsor's limited partnership agreement does not limit the liabilities of the Investment Adviser to the Sponsor or the other partners of the Investment Adviser and, accordingly, the Investment Adviser is ultimately liable for the liabilities of the Sponsor to the extent such liabilities are not satisfied by the Sponsor out of its assets. The Investment Adviser covenants and agrees with the Escrow Agent that it will promptly notify the Escrow Agent of any change in the members of its limited partnership or in the form of the person serving as its general partner.

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     13. Waivers and Amendments. This Agreement may be amended, modified,
         ----------------------
superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all the parties, or, in the case of a waiver, by the party waiving compliance. No delay on the part of the party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any part of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     14. Miscellaneous. This Agreement contains the entire agreement among the
         -------------
parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. Nothing in this Agreement is intended to or shall confer upon anyone other than the parties hereto any legal or equitable right, remedy or claim.

     15. Governing Law. This Agreement shall be construed in accordance with the
         -------------
laws of The Commonwealth of Massachusetts. The Fund hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts in The Commonwealth of Massachusetts and of any Federal court located in said Commonwealth in connection with any actions or proceedings brought against it by the Escrow Agent or a third party arising out of or relating to this Escrow Agreement. In any such action or proceeding, the Fund hereby absolutely and irrevocably (i)

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waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and (iii) agrees that the service thereof may be made by certified or registered first-class mail directed to it, its addresses in accordance with Section 10 hereof.

     16. Counterparts. This Agreement may be signed in one or more counterparts
         ------------
and by facsimile, all of which shall be treated as one Agreement binding on all the parties hereto. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     17. Assignments. This Agreement may not be assigned by any party hereto
         -----------
without the written consent of the other parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment made by a party hereto in violation of this Section 16 shall not be binding on the other parties hereto.

                 [Remainder of page intentionally left blank.]

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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Morgan Stanley Institutional Fund of Hedge Funds LP

By:  Morgan Stanley Alternative Investment Partners LP,
     its General Partner

By:  Morgan Stanley AIP GP LP,
     its General Partner

By:  Morgan Stanley Alternative Investments Inc.,
     its General Partner


By:  /s/ John S. Coates
    ------------------------------
Name:    John S. Coates
     -----------------------------
Title: Managing Director
      ----------------------------



Morgan Stanley Alternative Investment Partners LP

By:  Morgan Stanley AIP GP LP,
     its General Partner

By:  Morgan Stanley Alternative Investments Inc.,
     its General Partner


By:  /s/ John S. Coates
    ------------------------------
Name:    John S. Coates
     -----------------------------
Title: Managing Director
      ----------------------------


Morgan Stanley AIP GP LP

By:  Morgan Stanley Alternative Investments Inc.,
     its General Partner


By:  /s/ John S. Coates
    ------------------------------
Name:    John S. Coates
     -----------------------------
Title: Managing Director
      ----------------------------


STATE STREET BANK AND TRUST COMPANY
the Escrow Agent


By: /s/ Michelle Loranger
   --------------------------------
Name:   Michelle Loranger
     ------------------------------
Title: V. P.
      -----------------------------


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